Exhibit 4(a)
                             RIGHTS AGREEMENT dated
                    January 20, 1992 between TRANS FINANCIAL
                                  BANCORP, INC.
                     a Kentucky corporation (the "Company"),
                           and Manufacturers Hanover,
                a New York State Chartered Bank and Trust Company
                      as Rights Agent (the "Rights Agent")

TABLE OF CONTENTS


Section 1.                 Certain Definitions
Section 2.                 Appointment of Rights Agent
Section 3.                 Distribution of Rights Certificates
Section 4.                 Form of Rights Certificates
Section 5.                 Execution, Countersignature and Registration
Section 6.                 Transfer, Split-Up, Combination and Exchange of
                              Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates
Section 7.                 Exercise of Rights; Expiration Date of Rights
Section 8.                 Cancellation and Destruction of Rights Certificates
Section 9.                 Reservation and Availability of Preferred
                              Stock
Section 10.                Preferred Stock Record Date
Section 11.                Adjustment of Number and Kind of Shares
                              and Rights
Section 12.                Certificate of Adjustments
Section 13.                Consolidation, Merger, Share Exchange or
                              Sale or Transfer of Major Part of Assets
Section 14.                Additional Covenants
Section 15.                Fractional Rights and Fractional Shares
Section 16.                Rights of Action
Section 17.                Transfer and Ownership of Rights and Rights
                             Certificates
Section 18.                Rights Certificate Holder Not Deemed a Stockholder
Section 19.                Concerning the Rights Agent
Section 20.                Merger or Consolidation or Change of Rights
                              Agent
Section 21.                Duties of Rights Agent
Section 22.                Change of Rights Agent
Section 23.                Issuance of New Rights Certificates
Section 24.                Redemption and Termination
Section 25.                Exchange of Rights
Section 26.                Notice of Certain Events
Section 27.                Notices
Section 28.                Supplements and Amendments
Section 29.                Determinations and Actions by the Board of
                              Directors
Section 30.                Successors
Section 31.                Benefits of this Rights Agreement; Determinations and
                              Actions by the Board of Directors, etc.
Section 32.                Severability
Section 33.                Governing Law
Section 34.                Counterparts
Section 35.                Descriptive Headings

EXHIBIT A                  Form of Certificate of Designation
EXHIBIT B                  Form of Rights Certificates
EXHIBIT C                  Form of Summary of Rights

                             RIGHTS AGREEMENT dated
                    January 20, 1992 between TRANS FINANCIAL
                                  BANCORP, INC.
                     a Kentucky corporation (the "Company"),
                           and Manufacturers Hanover,
                a New York State Chartered Bank and Trust Company
                      as Rights Agent (the "Rights Agent")

                  The Board of Directors of the Company has authorized and declared a dividend of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) outstanding as of January 30, 1992 (the "Record Date"), and has authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and, except as otherwise provided herein, the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined), each Right initially representing the right to purchase one one hundredth of a share of Class B Preferred Stock, Series 1992 of the Company ("Preferred Stock"), having the powers, rights and preferences set forth in the form of Certificate of Designation, attached hereto as Exhibit A.

                  Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section  1.  Certain Definitions.   For purposes  of this  Rights Agreement, the
following terms have the meanings indicated:

         A. "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan.

         B. "Adverse Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be declared by a majority of the Disinterested Directors to be an Adverse Person, upon a determination by such Disinterested Directors that such Person, alone or together with its Affiliates and Associates, has, at any time after the Record Date, become the Beneficial Owner of an amount of Common Stock which the Disinterested Directors determine to be substantial (which amount shall in no event be less than 10% of the shares of Common Stock then outstanding) and a determination by such Disinterested Directors, after reasonable inquiry and investigation, including consultation with such persons as such Disinterested Directors shall deem appropriate, that (a) such Beneficial Ownership by such Person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short term financial gain under circumstances where the best long term interests of the Company and its share holders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position or effectuate a transaction that is in the best long term interests of the Company's shareholders) on the business or prospects of the Company to the detriment of the Company's shareholders, or (c) such beneficial ownership otherwise is not in the best interests of the Company and its shareholders, employees, customers and communities in which the Company or its Subsidiaries do business. Notwithstanding any other Section of this Rights Agreement, a majority of the Disinterested Directors shall have the power, pursuant to this Section, to designate a Person as an Adverse Person until the Expiration Date and under no circumstances shall a prior designation made under this subsection be binding on any subsequent designation by such Disinterested Directors.

         C. "Affiliate" and "Associate", when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b 2 of the General Rules and Regulations under the Exchange Act, as in effect on January 20, 1992.

         D. A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                  [1] which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, other than pursuant to a firm commitment under writing agreement with the Company with respect to a bona fide public offering of securities, provided however, that when such underwriter terminates the active distribution of such securities and holds such securities for investment purposes, such underwriter shall be deemed the beneficial owner of such securities;

                  [2] which such Person or any of such Person's Affiliates or Associates has [A] the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than Rights issuable under this Rights Agreement), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or [B] the right to vote pursuant to any agreement, arrangement or understanding; provided. however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security [1] arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and [2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  [3] which are beneficially owned,  directly or indirectly,  by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities pursuant to a firm commitment underwriting agreement with the Company, provided however, that when such underwriters or selling group members terminate the active distribution of such securities and hold such securities for investment purposes, such underwriters and selling group members shall be deemed the beneficial owners of such securities), whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Section 1(D)(2)(B)) or disposing of any securities of the Company.

         E. "Book Value" when used with reference to Common Shares issued by any Person shall mean the amount of equity of such Person applicable to each Common Share, determined [i] in accordance with generally accepted accounting principles (consistently applied) in effect on the date as of which such Book Value is to be determined, [ii] using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a Business Combination and [iii] after giving effect to [A] the exercise of all rights, options and warrants to purchase such Common Shares, at an exercise or conversion price, per Common Share, which is less than such Book Value before giving effect to such exercise or conversion, [B] all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date and [C] any other agreement, arrangement, understanding, transaction or other action prior to the date as of which such Book Value is to be determined which would have the effect of reducing such Book Value after such date.

         F. "Business Combination" shall mean any transaction specified in the following clauses [i], [ii] and [iii]:

                  [i] the Company shall consolidate with, or merge with and into, any other Person;

                  [ii] any Person shall merge with and into the Company or shall engage in a share exchange with shareholders of the Company and all or part of the Common Shares of the Company shall be changed into or exchanged for capital stock or other securities of the Company or of any other Person or cash or any other property; or

                  [iii] the Company shall sell, lease, exchange or otherwise transfer or dispose of one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more related transactions, the Major Part of the assets of the Company and its Subsidiaries to any other Person or Persons;

         G. "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York or in Bowling Green, Kentucky are authorized or obligated by law or executive order to close.

         H. "Close of Business" on any given date shall mean 5:00 p.m. Eastern Standard Time, on such date provided, however, that if such date is not a Business Day, "Close of Business" shall mean 5:00 p.m. Eastern
Standard  Time, on the next succeeding Business Day.

         I. "Common Shares" when used with reference to the Company prior to a Business Combination shall mean the shares of Common Stock of the Company or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed. "Common Shares" when used with reference to any Person (other than the Company prior to a Business Combination) shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a fixed amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that if at any time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Shares" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

         J. "Common Stock" shall mean the Common Stock, no par value per share, of the Company.

         K. "Company" shall mean Trans Financial Bancorp, Inc., a Kentucky corporation; provided, however, that if there is a Business Combination, "Company" shall mean each issuer of Common Shares for which Rights may be exercised as sat forth in Section 13(a) of this Rights Agreement.

         L. "Control" with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         M. "Disinterested Director" shall mean [i] any member of the Board of Directors of the Company who [a] is not an officer or employee of the Company or any of its Subsidiaries, [b] beneficially owns less than 10% of the outstanding Common Stock, [c) is not a nominee or representative of an Acquiring Person or of any Affiliate or Associate of an Acquiring Person, [d] is not a nominee or representative of an Adverse Person or of any Affiliate or Associate of an Adverse Person and [e] was a member of the Board of Directors of the Company on and prior to the Share Acquisition Date, or [ii] any person who becomes a member of the Board of Directors of the Company after the Share Acquisition Date who [a] is not an officer or employee of the Company or any of its Subsidiaries, [b] beneficially owns less than 10% of the outstanding Common Stock, [c] is not a nominee or representative of an Acquiring Person or of any Affiliate or Associate of an Acquiring Person [d] is not a nominee or representative of an Adverse Person or of any Affiliate or Associate of an Adverse Person and [e] was recommended for election or elected by a majority of the Disinterested Directors then on the Board of Directors of the Company.

         N. "Distribution Date" shall mean the earlier of [i] the Close of Business on the tenth Business Day after the Share Acquisition Date or [ii] the Close of Business on the tenth Business Day after the date of the first public disclosure by the Board of Directors of the Company of the commencement of, or the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) for 25% or more of the outstanding Common Shares (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights).

         0. "Equivalent Shares" shall mean any class or series of capital stock of the Company other than Common Shares which is entitled to participate in dividends and other distributions, including distributions upon the liquidation, dissolution or winding up of the Company, on a proportional basis with the Common Shares. In calculating the number of any class or series of Equivalent Shares for purposes of Section 11 of this Rights Agreement, the number of shares, or fractions of a share, of such class or series of capital stock that is entitled to the same dividend or distribution as one whole Common Share shall be deemed to be on e share.

         P. "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

         Q. "Exercise Price" with respect to each whole Right shall mean $45, and shall be payable in lawful money of the United States of America.

         R. "Expiration Date" shall mean the Close of Business on January 20, 2002.

         S. "Major Part" when used with reference to the assets of the Company and its Subsidiaries as of any date shall mean assets which meet any of the following: [i] having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question; [ii] accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole), as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles (consistently applied) then in effect; or [iii] accounting for 50% or more of the total amount of net income of the Company and its Subsidiaries (taken as a whole), as would be shown on a consolidated or combined statement of income of the Company and its Subsidiaries for the period of 12 months ending on the last day of the month next preceding the date in question, prepared in accordance with generally accepted accounting principles (consistently applied) then in effect.

         T. "Market Value" when used with reference to the Common Shares on any date shall be deemed to be the average of the daily closing prices, per share, for the 30 consecutive Trading Days immediately prior to the date in question; provided, however, that in the event that the market value of such shares is to be determined in whole or in part during a period following the announcement by the issuer of such Common Shares of any dividend, distribution or other action of the type described in Section 11(A), 11(B), 11(C) or 11(J) of this Rights Agreement that would require an adjustment thereunder, then in each such case the Market Value of such shares shall be appropriately adjusted to reflect the effect of such action on the market price of such shares. The closing price, per Common Share, for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to shares listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over the counter market, as reported by the National Association of Security Dealers, Inc. Automated Quotation System ("NASDAQ") or such other comparable system then in use, or, if on any such Trading Day the applicable shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares and selected by a majority of the Disinterested Directors or, if there are no Disinterested Directors, by the Board of Directors of the Company. If on any such Trading Day no market maker is making a market in such shares, the Market Value of such shares on such Trading Day shall mean the fair value of such shares as determined in good faith by a majority of the Disinterested Directors or, if there are no Disinterested Directors, by the Board of Directors of the Company (whose determination, if described in a statement filed with the Rights Agent, shall be binding on the Rights Agent, the holders of Rights and all other Persons). For purposes of this Section 1(T), the term Common Shares shall include Equivalent Shares.

         U.  "Person" shall include an individual, corporation,  partnership,
joint  venture,   association,   trust, unincorporated organization or other
entity.

         V. "Preferred Stock" shall mean the Class B Preferred Stock, Series 1992 of the Company, having the powers, rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit A.

         W. "Principal Party" shall mean the Surviving Person in a Business Combination; provided. however, that if such Surviving Person is a direct or indirect subsidiary of another Person, "Principal Party" shall mean the Person who or which is the ultimate parent of such Surviving Person and who or which is not itself a Subsidiary of another Person. In the event ultimate control of such Surviving Person is shared by two or more Persons, "Principal Party" shall mean that Person that is immediately controlled by such two or more Persons.


         X.       "Record Date" shall mean January 30, 1992.



         Y. "Redemption Date" shall mean the Close of Business on the date as of which the Rights are ordered to be redeemed by the Board of Directors of the Company as provided in Section 24(A) of this Rights Agreement.

         Z. "Redemption Price" shall mean the price required to be paid upon the redemption of the Rights as provided in Section 24(A) of this Rights Agreement.

         AA. "Registered Common Shares" shall mean Common Shares which are registered, as of the date of consummation of a Business Combination, and have been continuously registered during the preceding 12 months under Section 12 of the Exchange Act.

         AB. "Right Certificate" shall mean a certificate distributed in accordance with the provisions of this Rights Agreement evidencing a Right in substantially the form attached as Exhibit B to this Rights Agreement.

         AC. "Rights" shall mean the rights to purchase Preferred Stock as provided in this Rights Agreement.

         AD. "Securities Act" shall mean the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

         AE. "Share Acquisition Date" shall mean [i] the first date of the public disclosure by the Board of Directors of the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person or [ii] the date on which a majority of the Disinterested Directors determine that an Adverse Person has become an Adverse Person.

         AF. "Subsidiary" shall mean a Person, a majority of the total outstanding Voting Power of which is beneficially owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

         AG. "Summary of Rights" shall mean the Summary of Rights to Purchase Preferred Stock in substantially the form attached hereto as Exhibit C.

            AH. "Surviving Person" shall mean [1] the Person which is the continuing or surviving Person in a consolidation or merger or share exchange specified in clause [i] or [ii] of Section 1(F) of this Rights Agreement or [2] the Person to which the Major Part of the assets of the Company and its Subsidiaries are sold, leased, exchanged or otherwise transferred or disposed of as specified in clause [iii] of Section 1(F) of this Rights Agreement; provided. however, that if the Major Part of the assets of the Company and its Subsidiaries are sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in clause [iii] of Section 1(F) of this Rights Agreement to more than one Person, the "Surviving Person" in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

         AI. "Trading Day" shall mean a day on which the principal national securities exchange on which any Common Shares, Equivalent Shares or Rights, as the case may be are listed or admitted to trading is open for the transaction of business or, if the shares or Rights in question are not listed or admitted to trading on any national securities exchange, a Business Day.

         AJ. "Triggering Event" shall mean the occurrence of any of the following events after the occurrence of the Distribution Date, pursuant to
Section 1(N)(ii) of the Rights Agreement:

                  (i) without the prior approval of at least two thirds of the Disinterested Directors, any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan), alone or together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding; or

                  (ii) a Person, together with all Affiliates and Associates of such Person, is declared an Adverse Person pursuant to Section 1(B).

         AK. "Voting Power" when used with reference to the capital stock of, or units of equity interests in, any Person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and Control of such Person (if such Person is not a corporation).

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable (the term "Rights Agent" being used herein to refer, collectively, to the Rights Agent together with any such co- Rights Agents). In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

Section 3.  Distribution of Right Certificates.

         A. Until the Distribution Date, [i] the Rights will be evidenced by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates until the Distribution Date) and not by separate Right Certificates, and [ii] the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Rights Agent will send, by first class, postage prepaid mail, to each record holder of Common Shares as of the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         B. Within a reasonable period after the Record Date, the Company will send a copy of the Summary of Rights by first class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date and certificates for Common Shares referred to in Section 3(C)(1) of this Rights Agreement, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates for the Common Shares with or without a copy of the Summary of Rights attached thereto and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the surrender for transfer of any of the certificates for the Common Shares outstanding on the Record Date or any of the certificates for Common Shares referred to in Section 3(C)(1), even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         C. [1] Certificates for Common Shares that become out standing after the Record Date, but prior to the earliest of the preparation of certificates of Common Shares having affixed thereon the legend specified in Section 3(C)(2), the Distribution Date, the Redemption Date or the Expiration Date, shall be accompanied by the Summary of Rights when such certificates are issued to the record holders thereof.

                   [2] Subject to Section 3(C)(1), certificates for Common Shares that become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date shall have printed on, written on or otherwise affixed to them a legend substantially in the following form:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of January 20, 1992 (the "Rights Agreement"), between Trans Financial Bancorp, Inc. and Manufacturers Hanover as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Trans Financial Bancorp, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Trans Financial Bancorp, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons or their Affiliates or Associates and Adverse Persons or their Affiliates or Associates (as such terms are defined in the Rights
         Agreement) are null and void and any holder of any such Rights (including any subsequent holder) shall not have any right to exercise such Rights; provided. however, that a holder of a Right which has become null and void will have the right, at any time prior to the Expiration Date, subject to the provisions of the Rights Agreement, to require the Company to repurchase such Right at a purchase price equal to $.01 per whole Right.

With respect to certificates bearing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

Section 4.  Form of Right Certificates.

         A. The Right Certificates (and the form of election to purchase and form of assignment to be printed on the reverse side thereof) shall be in substantially the form set forth as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Board of Directors of the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 23 hereof, the Right Certificates, when first distributed, shall be dated as of the Distribution Date, and shall entitle the holders thereof to purchase such number of shares of Preferred Stock as shall be set forth therein for the Exercise Price.

         B. Notwithstanding any other provisions of this Rights Agreement, [i] any Right Certificate distributed pursuant to Section 3(A) hereof that represents Rights known by the Company to be beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person or by an Adverse
Person or any Affiliate or Associate of an Adverse Person, [ii] any Right Certificate issued at any time upon the transfer of any Right to an Acquiring Person or Adverse Person or Person known by the Company to be an Affiliate or an Associate of an Acquiring Person or Adverse Person, or to any Person known by the Company to be a nominee of such Acquiring Person, Adverse Person, Affiliate or Associate, and [iii] any Right Certificate issued pursuant to Section 6,
Section 11 or Section 23 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (in addition to the legend specified in Section 3(C)(2)) a legend substantially in the following form:

         The  Rights   represented  by  this  Right   Certificate  are  or  were
         beneficially owned by a Person who was an Acquiring Person or an Adverse Person, or an Affiliate or an Associate of an Acquiring Person or an Adverse Person. Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(E) of the Rights Agreement; provided, however, that a holder of a Right which has become null and void will have the right, at any time prior to the Expiration Date, subject to the provisions of the Rights Agreement, to require the Company to repurchase such Right at a purchase price equal to $.01 per whole Right.

Notwithstanding the foregoing, the failure to include on any Right Certificate the foregoing legend shall not impair the applicability to the Rights represented by such Right Certificate of the provisions set forth in the first paragraph of Section 7(E) of this Rights Agreement.

Section 5.  Execution. Countersignature and Registration.

         A. The Right Certificates shall be executed on behalf of the Company by the President or any Vice President of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate although at the date of the execution of this Rights Agreement such person was not such an officer of the Company.

         B. Following the Distribution Date, the Rights Agent will keep or cause to be kept records of the registration and transfer of the Right Certificates issued hereunder. Such records shall show such information as may be specified by the Company, including, without limitation, the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Rights Certificates and the date of each of the Right Certificates.

Section 6.  Transfer. Split Up. Combination and Exchange of Right Certificates:
Mutilated. Destroyed. Lost or Stolen Right Certificates.

         A. Subject to the provisions of Section 15 hereof, at any time after the Distribution Date, and at or prior to the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the shareholder services office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         B. Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.  Exercise of Rights: Expiration Date of Rights.

         A. Each Right shall vest in the registered holder thereof the right to purchase, for the Exercise Price, at any time after the Distribution Date and at or prior to the earlier of the Expiration Date or the Redemption Date, one one hundredth of a share of Preferred Stock, subject to adjustment from time to time as provided in Sections 11 and 13 of this Rights Agreement.

         B. The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent specified in the Rights Certificates, together with payment of the Exercise Price for the Preferred Stock as to which the Rights are exercised, at or prior to the Expiration Date.

         C. Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the Preferred Stock to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, by bank check, certified check or money order payable to the order of the Company or the Rights Agent, the Rights Agent shall thereupon promptly [i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, [ii] when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15 hereof, [iii] promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and [iv] when appropriate, after receipt promptly deliver such cash, securities or other assets to or upon the order of the registered holder of such Right Certificate.

         D. In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equal in number to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 15 hereof.

         E. Notwithstanding anything in this Rights Agreement to the contrary, any Rights that are or were, at any time on or after the earlier of the Distribution Date or the Share Acquisition Date, beneficially owned by an Acquiring Person or an Adverse Person, or any Affiliate or Associate of an Acquiring Person or an Adverse Person shall become null and void at any time on or after the earlier of [i] the Share Acquisition Date or [ii] the occurrence of a Triggering Event and any holder of any such Right (including any holder who acquired such Right subsequent to [A] the Share Acquisition Date or [B] a Triggering Event) shall not have any right to exercise any such Right under this Rights Agreement on or after the earlier of [x] the Share Acquisition Date or [y] the occurrence of a Triggering Event.

         Any holder of a Right that has become null and void as specified in this Section 7(E) shall have the right, subject to the provisions of this paragraph, to require the Company to repurchase all, but not less than all, the Rights held by such holder at a purchase price per whole Right equal to the Redemption Price per whole Right specified in Section 24 hereof. If any legal or contractual restrictions prevent the Company from paying the full amount payable in accordance with this paragraph, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full. Subject to the foregoing, payment of the purchase price for Rights to be repurchased by the Company pursuant to this paragraph shall be made within 15 days of receipt by the Rights Agent, at its address specified in the Right Certificates, of a Right Certificate or Right Certificates representing such Rights together with a notice by the registered holder thereof that it is exercising its right to have such Rights repurchased by the Company pursuant to this Section 7(E). No right to require the repurchase of Rights pursuant to this Section 7(E) may be exercised after the Expiration Date.

         F. Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the registered holder of a Right Certificate upon the occurrence of any purported exercise of any Rights represented by such Right Certificate as set forth in this Section 7 unless such registered holder shall have [i] completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and [ii] provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section  8.  Cancellation  and  Destruction  of Right  Certificates.  All  Right
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Reservation and Availability of Preferred Stock.

         A. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized unissued Preferred Stock or any authorized and issued Preferred Stock held in its treasury, free from preemptive rights or any right of first refusal, a number of shares of Preferred Stock sufficient to permit the exercise in full of all outstanding Rights at the date of this Rights Agreement.

         B. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Stock (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         C. If and so long as the Preferred Stock issuable upon the exercise of Rights are listed for quotation on any national automated quotation system or are listed on any national securities exchange, the Company covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable, all Shares reserved for such issuance to be listed for quotation on such quotation system or to be listed on such exchange upon official notice of issuance upon such exercise.

         D. The Company further covenants and agrees that it will pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of Preferred Stock upon the exercise of the Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to transfer or deliver any Right Certificate, or issue or deliver any certificates for Preferred Stock upon the exercise of any Rights, until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the satisfaction of the Company that no such tax is due.

Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided. however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open.

Section 11. Adjustment of Number and Kind of Shares and Rights. The number and kind of shares covered by each Right and the number of Rights associated with each Common Share are subject to adjustment from time to time as provided in this Section 11.

         A. If the Company at any time after the date of this Rights Agreement [i] subdivides (by a stock split or otherwise) or splits the outstanding Preferred Stock into a larger number of Preferred Stock, [ii] combines (by a reverse stock split or otherwise) the outstanding Preferred Stock into a smaller number of Preferred Stock or [iiil issues any shares of its capital stock in a reclassification or change of the outstanding Preferred Stock (including any such reclassification or change in connection with a merger in which the Company is the surviving corporation), then in each such event, the number and kind of shares of capital stock issuable upon the exercise of the Rights shall be adjusted so that the holder of any Right exercised after such time shall be entitled to receive, for the Exercise Price, the aggregate number and kind of shares of capital stock which such holder would have received if such holder had exercised such Right prior to such time.

            B. If the Company, at any time after the date of this Rights Agreement, shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares or of any class or series of Equivalent Shares entitling such holder (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or Equivalent Shares (or securities convertible into Common Shares or Equivalent Shares) at a price per share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Shares) less than the Market Value of such Common Shares or Equivalent Shares on such record date, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Exercise Price, that number of shares of Preferred Stock obtained by multiplying the number of Preferred Stock covered by a Right immediately prior to the record date by a fraction, the numerator of which shall be the number of Common Shares and Equivalent Shares (if any) outstanding on such record date plus the number of additional Common Shares or Equivalent Shares, as the case may be, to be offered for subscription or purchase (or into which convertible securities so to be offered are initially convertible) and the denominator of which shall be the total number of Common Shares and Equivalent Shares (if any) outstanding on such record date plus the number of Common Shares or Equivalent Shares, as the case may be, which the aggregate offering price of the total number of Common Shares or Equivalent Shares, as the case may be, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Value. If such subscription or purchase price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Disinterested Directors or, if there are no Disinterested Directors, by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares and Equivalent Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and if such rights, options or warrants are not so issued, each Right shall be adjusted to evidence the right to receive that number of Preferred Stock which such Right would have entitled the holder to receive, for the Exercise Price, if such record date had not been fixed. Notwithstanding the foregoing, this Section 11(B) shall not be deemed to apply to the Company's stock purchase plan or dividend reinvestment plan, as now existing or hereafter amended.

         C. If the Company shall fix a record date for the making of a distribution to all holders of the Common Shares or of any class or series of Equivalent Shares (including any such distribution made in connection with a share exchange or a consolidation or merger in which the Company is the continuing or surviving corporation) of cash other than a regular periodic cash dividend at a rate not in excess of 150% of the rate of the last regular cash dividend theretofore paid on the Common Shares, evidences of indebtedness, assets, securities (other than Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(B)), each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Exercise Price, that number of Preferred Stock obtained by multiplying the number of Preferred Stock covered by a Right immediately prior to the record date by a fraction, the numerator of which shall be the Market Value of such Common Shares or Equivalent Shares on such record date and the denominator of which shall be the Market Value of such Common Shares or Equivalent Shares on such record date, less the fair market value (as determined in good faith by a majority of the Disinterested Directors, or if there are no Disinterested Directors, by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the subscription rights, options or warrants applicable to one Common Shares or Equivalent Share, as the case may be. Such adjustments shall be made successively whenever such a record date is fixed; and if such distribution is not so made, each Right shall be adjusted to evidence the right to receive that number of Preferred Stock which such Right would have entitled the holder to receive, for the Exercise Price, if such record date had not been fixed.



         D. [1] At any time on or after the earlier of [i] the Share Acquisition Date or [ii] the occurrence of a Triggering Event, proper provision shall be made so that each holder of a Right, except as provided in Section 7(E) and below, shall thereafter have the right to receive, upon exercise thereof for the Exercise Price in accordance with terms of this Rights Agreement, such number of one one hundredth of shares of Preferred Stock as shall equal the result obtained by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of one one hundredths of a share of Preferred Stock for which a Right is then exercisable and the denominator of which shall be 50% of the Market Value of the Common Shares on the earlier of [i] the Share Acquisition Date or [ii] the occurrence of a Triggering Event.

                 [2]  If  an  event  occurs  which  would  require  an
                   adjustment under both Section 11(D)(1) and Section 11(A), 11(B), 11(C) or 11(J), the adjustment provided for in Section 11(A), 11(B), 11(C) or 11(J) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(D)(1).

         E. All calculations under this Section 11 shall be made to the nearest one thousandth of a share.

         F. If as a result of an adjustment made pursuant to Section 11(A) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in subsections (A), (B), (C) or (D) of this Section 11 and the provision of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

         G. All Rights originally issued by the Company subsequent to any adjustment made to the number of Preferred Stock or other securities relating to a Right shall evidence the right to purchase, for the Exercise Price, the adjusted number of shares or other securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         H. Irrespective of any adjustment or change in the number of Preferred Stock or the number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

         Z. In any case in which this Section 11 shall require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock and/or other securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

         J. If the Company at any time after the date of this Rights Agreement and prior to the Distribution Date [x] declares a dividend, or makes a distribution, on its outstanding Common Shares payable in Common Shares, [y] subdivides (by a stock split or otherwise) or splits the outstanding Common Shares into a larger number of Common Shares or [z] combines (by a reverse stock split or otherwise) the outstanding Common Shares into a smaller number of Common Shares then, in each such event, the number of Rights associated with each Common Share of the Company at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination, shall be adjusted so that the number of Rights thereafter associated with each such Common Share shall equal the result obtained by multiplying the number of Rights associated with each such Common Share immediately prior to such record date or effective date by a fraction, the numerator of which shall be the total number of such Common Shares outstanding immediately prior to such record date or effective date and the denominator of which shall be the total number of such Common Shares outstanding immediately following such record date or effective date. If the Company at anytime after the date hereof and prior to the Distribution Date issues any shares of its capital stock in a reclassification or change of the outstanding Common Shares (including any such reclassification or change in connection with a merger in which the Company is the surviving corporation), the number of Rights associated with each share of capital stock issued in such reclassification or change shall be appropriately adjusted to reflect such reclassification or change.

Section 12. Certificate of Adjustment. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall [a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, [b] promptly file with the Rights Agent and with each transfer agent for the Common Shares or Preferred Stock a copy of such certificate and [c] mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 13. Consolidation. Merger. Share Exchange or Sale or Transfer of Major Part of Assets. (a) If, following the Distribution Date, directly or indirectly, any Business Combination shall be consummated, then, in each such case, unless at least two thirds of the Disinterested Directors shall have approved such Business Combination at a time when neither the Principal Party to such Business Combination nor any of its Affiliates or Associates were an Acquiring Person or an Adverse Person, proper provision shall be made so that each holder of a Right, except as provided in Section 7(E) hereof, shall thereafter have the right to receive, upon the exercise thereof for the Exercise Price in accordance with the terms of this Rights Agreement, the securities specified below:

         A. If the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Exercise Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of liens, encumbrances or other adverse claims, as shall be equal to the result obtained by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of one one hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to consummation of such Business Combination and the denominator of which shall be 50% of the Market Value of each Registered Common Share of such Principal Party on the date of such Business Combination;

         B. If the Principal Party in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Exercise Price in accordance with the terms of this Rights Agreement, at the election of the holder of such Right at the time of the exercise thereof, either:

               [1] such number of Common Shares of the Surviving Person in such Business Combination as shall be equal to the result obtained by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of one one hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the consummation of such Business Combination and the denominator of which shall be 50% of the Book Value of each Common Share of such Surviving Person immediately after giving effect to such Business Combination;

             [2] such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall be equal to the result obtained by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of one one hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the consummation of such Business Combination and the denominator of which shall be 50% of the Book Value of each Common Share of the Principal Party immediately after giving effect to such Business Combination; or

              [3] if the Principal Party in such Business Combination is an Affiliate of one or more Persons which has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall be equal to the result obtained by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of one one hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the consummation of such Business Combination and the denominator of which shall be 50% of the Market Value of each Registered Common Share of such Affiliate on the date of such Business Combination.

All Common Shares of any Person for which any Right may be exercised after consummation of a Business Combination as provided in this Section 13(a) shall, when issued upon exercise thereof in accordance with this Rights Agreement, be validly issued, fully paid and non-assessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof.

         (b) After consummation of any Business Combination [i] each issuer of Common Shares for which Rights may be exercised as set forth in Section 13(a) shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, [ii] the term "Company" shall thereafter be deemed to refer to each such issuer, [iii] each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights and [iv] the number of Common shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11 and 13 hereof and the provisions of Sections 7, 9, 10, 11 and 13 hereof with respect to the Preferred Stock shall apply on like terms to such Common Shares.

         (c) The Company shall not consummate any Business Combination unless each issuer for which Rights may be exercised, as set forth in Section 13(a), shall have sufficient authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each such issuer shall have:

                  [i] executed and delivered to the Rights Agent a supplemental agreement providing for the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in Section 13(a) and 13(b) and further providing that, as soon as practicable after the date of such Business Combination, such issuer, at its own expense, will:

                           [a] prepare and file a registration  statement  under
                   the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                           [b] use its best  efforts to qualify or register  the
                   Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

                           [c]  use its best efforts to list the Rights and the
                   securities purchasable upon exercise of the Rights on a national securities exchange;

                  [ii] furnished to the Rights Agent an opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and
                  [iii] filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer which may be purchased upon the exercise of each Right after the consummation of such Business Combination.

         (d) If a Business Combination shall be consummated at anytime after [i] the Share Acquisition Date or [ii] the occurrence of a Triggering Event, the Rights that have not been exercised prior to such time shall thereafter be exercisable in the manner set forth in Section 13(a).

Section 14.  Additional Covenants.

                  (a) Notwithstanding any other provision of this Rights Agreement, no adjustment in the number of Preferred Stock or other securities for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Section 11(D) and Section 13 hereof, unless the terms of this Rights Agreement are amended so as to preserve such benefits.

                  (b) The Company covenants and agrees that it shall not effect any Business Combination if at the time of, or immediately after such Business Combination, there are any rights, options, warrants or other instruments outstanding which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (c) Without limiting the generality of Section 13, if the nature of the organization of any Person shall preclude or limit the acquisition of Common Shares of such Person upon exercise of the Rights as required by Section 13(a) hereof as a result of a Business Combination, it shall be a condition to such Business Combination that such Person shall take such steps (including, but not limited to, a reorganization) as may be necessary to assure that the benefits intended to be derived under Section 13 hereof upon the exercise of the Rights are assured to the holders thereof.

Section 15.  Fractional Rights and Fractional Shares.

         A. The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(A), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to Rights listed or admitted to trading on a national securities exchange or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over the counter market, as reported by NASDAQ or such other comparable system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Disinterested Directors or, if there are no Disinterested Directors, by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by a majority of the Disinterested Directors or, if there are no Disinterested Directors, by the Board of Directors of the Company, shall be used.

         B. The Company shall not be required to issue fractional shares of Preferred Stock upon exercise of the Rights or distribute certificates which evidence less than one whole share of Preferred Stock. In lieu of fractional Preferred Stock, the Company may elect to pay to the registered holders of Right Certificates, at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For purposes of this Section 15(B), the current market value of a share of Preferred Stock (or Common Share) shall be the closing price of one share of Preferred Stock (or Common Share) (as determined pursuant to the method of computing Market Value contained in the second sentence of Section 1(T) of this Rights Agreement) for the Trading Day immediately prior to the date of such exercise.

         C. The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional securities upon exercise of a Right.

Section 16.  Rights of Action.

         A. All rights of action in respect of this Rights Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and, except as otherwise provided by the last sentence of this Section 16(A), any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement. Notwithstanding the foregoing, the right of a registered holder of a Right Certificate representing Rights that have become null and void pursuant to
Section 7(E) of this Rights Agreement to maintain a suit in respect of this Rights Agreement or such Rights shall be limited to enforcement of such holder's right to require the Company to repurchase such Rights pursuant to Section 7(E).

         B. Any holder of Rights who prevails in an action to enforce the provisions of this Rights Agreement shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred in such action.

Section 17.  Transfer and Ownership of Rights and Right Certificates.

         A. Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares.

         B. After the Distribution Date, the Right Certificates will be transferable only on the records of the Rights Agent when surrendered at the shareholder services office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer.

         C. The Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 18. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed, for any purpose, the holder of the Common Shares, Preferred Stock or of any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including, without limitation any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 19.  Concerning the Rights Agent.

         A. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, its expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

         B. The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 20.  Merger or Consolidation or Change of Rights Agent.

         A. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation or share exchange to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

         B. In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

Section 21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         A. The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel (if approved by the Company) shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         B. Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Adverse Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

         C. The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

         D. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         E. The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock or other securities for which a Right is exercisable to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Stock or other securities for which a Right is exercisable will, when so issued, be validly authorized, issued, fully paid and non-assessable.

         F. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

         G. The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         H. The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         I. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

Section 22.  Change of Rights Agent: Co-Rights Agent.

         A. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case maybe, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate {who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the Commonwealth of Kentucky (or of any other state of the United States so long as such corporation is authorized to conduct a stock transfer or corporate trust business in the Commonwealth of Kentucky) in good standing, having a principal office in the Commonwealth of Kentucky which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         B. Notwithstanding anything to the contrary in this Rights Agreement, it is agreed that the Company may appoint certain individuals in the Company as co-Rights Agents hereunder. If such appointments are made, any reference herein to the office of the Rights Agent shall be deemed to include the office of the stock transfer department of the Company.

Section 23. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company [a] shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and [b] may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided. however, that [i] no such Right Certificate shall be issued if, and to the extent that the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and [ii] no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 24.  Redemption and Termination.

         A. The Board of Directors of the Company may, at its option, at any time prior to the earliest of [i] the Close of Business on the tenth Business Day following the Share Acquisition Date, [ii] the occurrence of a Triggering Event or [iii] the Expiration Date, order the redemption of all, but not less than all, the then outstanding Rights at a Redemption Price of $.01 per whole Right; provided, however, that immediately upon the date that an Acquiring Person becomes an Acquiring Person or an Adverse Person becomes an Adverse Person, and thereafter until the earliest of [i] the Close of Business on the tenth Business Day following the Share Acquisition Date, [ii] the occurrence of a Triggering Event or [iii] the Expiration Date, the Rights may be redeemed only if a majority of the Disinterested Directors then in office determine that such redemption is, in their judgment, in the best interest of the Company and its shareholders.

         B. Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten Business Days after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the records of the Rights Agent or, prior to the Distribution Date, on the records of the transfer agent for the Common Shares. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights. Neither the Company nor any of its Affiliates or Associates may redeem the Rights at any time, in any manner, other than that specifically set forth in this Section 24.

Section 25.  Exchange of Right.

         A. The Board of Directors of the Company may, at its option, at any time after a Person becomes an Acquiring Person or an Adverse Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of
Section 7(E)) for shares of Preferred Stock at an exchange ratio of one one hundredth share of Preferred Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan), alone or together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

         B. Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 25(A) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Preferred Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(E)) held by each holder of Rights.

         C. In the event that there shall not be sufficient shares of Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 25, the Company shall take all such action as may be necessary to authorize additional shares of Preferred Stock for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Preferred Stock, the Company shall substitute, for each share or fractional share of Preferred Stock that would otherwise be issuable upon exchange of a Right, a number of Common Shares or Equivalent Shares or fraction thereof having an aggregate Market Value equal to the Market Value of the Preferred Stock otherwise issuable upon exchange of the Right.

         D. The Company is not required to issue fractions of shares of Preferred Stock or to distribute certificates which evidence fractional shares of Preferred Stock. In lieu of fractional shares of Preferred Stock, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional shares of Preferred Stock would otherwise be issuable, an amount in cash equal to the same fraction of the Market Value of a whole share of Preferred Stock. For the purpose of this subsection (D), the Market Value of a whole share of Preferred Stock shall be the closing price per share of Preferred Stock (as determined pursuant to the second sentence of Section 1(T)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 25.

Section 26.  Notice of Certain Events.

         A. In case the Company shall propose [i] to take any action of the type described in Section 11(A), 11(B), 11(C) or 11(J) hereof that would require an adjustment thereunder, [ii] to effect any Business Combination or [iii] to effect the liquidation, dissolution or winding up of the Company, then, in such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 27 hereof, a notice of such proposed action, which shall specify any record date for the purposes of determining any participation therein by the holders of the Common Shares and/or Preferred Stock, or the date on which such action is to take place and the date of any participation therein by the holders of the Common Shares and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given at least twenty days prior to any such record date, the taking of such action or the date of participation therein by the holders of the Common Shares and/or Preferred Stock, whichever shall be the earliest.

         B. In the event that the Share Acquisition Date or a Triggering Event shall occur, then, in any either case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with
Section 27 hereof, a notice of such occurrence, which shall specify the cause and the consequences of reaching the tenth Business Day following the Share Acquisition Date or the Triggering Event to holders of Rights under Section 11(D) hereof.

Section 27. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Trans Financial Bancorp, Inc.
                  500 East Main Street
                  Bowling Green, Kentucky  42101 Attn:  Chief Financial Officer

Subject to the provisions of Section 22 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  Manufacturers Hanover
                  450 W. 33rd Street, 15th Floor
                  New York, New York 10001

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the record books of the Rights Agent or, prior to the Distribution Date, on the record books of the transfer agent for the Common Shares.

Section 28. Supplements and Amendments. At any time prior to the Distribution Date and subject to the last sentence of this Section 28, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holder of the Rights (including, without limitation, the time when the Distribution Date shall occur). From and after the Distribution Date and subject to applicable law, the Company and the Rights Agent shall, if the Company so directs, amend this Rights Agreement without the approval of any holders of Right Certificates [i] to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Rights Agreement or [ii] to make any other provisions in regard to matters or questions arising here under which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person). Without limiting the generality of the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(A) and 1(AJ) from 15%, to not less than the greater of [i] the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) plus .01% or [ii] 10%. Upon the delivery of a certificate from an appropriate officer of the Company which states that a proposed supplement or amendment to this Rights Agreement is in compliance with the provisions of this Section 28, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Agreement to the contrary, [1] at any time that there shall be an Acquiring Person or Adverse Person, this Rights Agreement may be supplemented or amended only if a majority of the Disinterested Directors then in office determine that such supplement or amendment is in their judgment in the best interest of the Company and [2] no supplement or amendment to this Rights Agreement shall be made which reduces the Redemption Price, or provides for an earlier Expiration Date.

Section 29. Determinations and Actions by the Board of Directors. The Board of Directors of the Company (and/or, as provided for in this Rights Agreement, the Disinterested Directors) shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company (and/or, as provided for in this Rights Agreement, the Disinterested Directors) or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to interpret this Rights Agreement and to make conclusively all determinations deemed necessary or advisable for the administration of this Rights Agreement. All such acts, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors and/or the Disinterested Directors, in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent and the holders of the Rights and all other parties and (y) not subject the Board of Directors or the Disinterested Directors to any liability to the holders of the Rights or any other party.

Section 30. Successors. All the covenants and provisions in this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns here under.

Section 31. Benefits of This Rights Agreement: Determinations and Actions by the Board of Directors. etc.

         A. Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         B. Any action which this Rights Agreement specifies is to be taken by the Disinterested Directors shall be a sufficient act of the Company if approved by the requisite number of the Disinterested Directors specified in this Rights Agreement without any further act of the Board of Directors of the Company. Any action which this Rights Agreement does not specify is to be taken by the Disinterested Directors and which otherwise would require approval of the Board of Directors of the Company, shall be a sufficient act of the Company if approved by a majority of the directors of the Company present at a meeting of the Board of Directors of the Company at which a quorum is present and, if there are Disinterested Directors, by a majority of the Disinterested Directors.

Section 32. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 33. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Kentucky and, except as to the duties of the Rights Agent and as hereinafter otherwise provided, for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Common wealth. The duties of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

Section 34. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

                          TRANS FINANCIAL BANCORP, INC.

                                                     By:
                                                       /s/ Douglas M. Lester
                                                    Douglas M. Lester, President

                                           MANUFACTURERS HANOVER as Rights Agent

                                       By:/s/Manufacturers Hanover, Rights Agent





                                   EXHIBIT A

          FORM OF CERTIFICATE OF DESIGNATION OF CLASS B PREFERRED STOCK, SERIES 1992 OF TRANS FINANCIAL BANCORP, INC.

                  I, David A. Blackburn, Secretary of Trans Financial Bancorp, Inc. (the "Corporation"), a corporation organized and existing under the Kentucky Business Corporation Act, in accordance with the provisions of KRS 271.B.6 020 thereof, do hereby certify:

                  That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors on January 20, 1992, adopted the following resolution creating a series of Preferred Stock designated as Class B Preferred Stock, Series 1992:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation and in accordance with the provisions of its Articles of Incorporation, a Series of Preferred Stock of the Corporation be and hereby is, created, and that the designation and amount thereof and the relative rights and preferences of the shares of such series, are as follows:

         1. Designation and Amount. There is hereby created a series of Preferred Stock, such series being designated as "Class B Preferred Stock, Series 1992" (the "Series 1992 Preferred Stock"), and the number of shares initially constituting such series shall be 350,000. The number of shares constituting such series may, unless prohibited by the Articles of Incorporation or by applicable law of the Commonwealth of Kentucky, be increased or decreased by subsequent amendment of this resolution by the Board of Directors; provided, that no decrease shall reduce the number of shares of Series 1992 Preferred Stock to a number less than the number of 'shares then outstanding plus the number of shares issuable upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series 1992 Preferred Stock.

         2.   Dividends and Distributions.

                  A. The holders of Series 1992 Preferred Stock shall be entitled to receive as a dividend per share per annum, when, as and if declared by the Board of Directors out of the funds legally available for the purpose, an amount (rounded to the nearest cent) equal to the greater of (1) $6.00 or (2) the sum of the Formula Amounts with respect to each quarterly payment of dividends on the Series 1992 Preferred Stock. The Formula Amount for any such quarterly payment shall be the Formula Number then in effect times the aggregate per whole share amount of (x) dividends payable in cash and (y) a cash amount equal to the fair market value of all dividends or other distributions payable in assets, securities or other forms of non-cash consideration (other than dividends or distributions solely in Common Stock, no par value of the Corporation ("Common Shares") or any distribution of stock into which the Common Shares may be reclassified or exchanged as contemplated by subparagraph B of this Section 2), declared on the Common Shares since the immediately preceding date of a quarterly payment of dividends on the Series 1992 Preferred Stock (a "Quarterly Dividend Payment Date") or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share of Series 1992 Preferred Stock. As used herein, the "Formula Number" shall be 100; provided. however, that if at any time after January 20, 1992, the Company shall (i) declare a dividend, or make a distribution, on its outstanding Common Shares payable in Common Shares, (ii) subdivide (by a stock split or otherwise) or split the outstanding Common Shares into a larger number of Common Shares, or
(iii) combine (by a reverse stock split or otherwise) the outstanding Common Shares into a smaller number of Common Shares, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of Common Shares that are outstanding immediately after such event and the denominator of which is the number of shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after January 20, 1992, the Company shall issue any shares of its capital stock in a reclassification or change of the outstanding Common Shares (including any such reclassification or change in connection with a merger in which the Company is the surviving corporation), then in such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

                  B. The Corporation shall declare a dividend or distribution on the Series 1992 Preferred Stock as provided in subparagraph A of this Section 2 simultaneously with its declaration of a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares); provided, that in the event no dividend or distribution (other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares) shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.50 per share on the Series 1992 Preferred Stock shall nevertheless be payable, out of the funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

                     C.  Dividends  shall  begin to accrue and be  cumulative
on outstanding Series 1992 Preferred Stock from the Quarterly Dividend Payment Date immediately preceding the date of issue of such Series 1992 Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series 1992
Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend .Payment Date, in either of which events such dividend shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends payable on the Series 1992 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share by share basis among all such shares outstanding at that time. The Board of Directors may fix a record date for the determination of holders of Series 1992 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be the same as the record date for the corresponding dividend or distribution on the Common Shares.

         3.   Voting Rights.   The holders of Series 1992 Preferred Stock shall
 have the following voting rights:


                  A. Subject to the provision for adjustment hereinafter set forth, each whole share of Series 1992 Preferred Stock shall entitle the holder thereof to the number of votes equal to the Formula Number then in effect for each share of Series 1992 Preferred Stock held of record on all matters submitted to a vote of the shareholders of the Corporation.

                  B. Except as otherwise provided in any other Certificate of Designation creating a series of Preferred Stock, by law or as otherwise provided herein, the holders of Series 1992 Preferred Stock and the holders of Common Shares and any other capital shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

                  C. Except as otherwise provided by law or as otherwise provided herein, the holders of the Series 1992 Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Shares and any other capital stock of the Corporation having general voting rights as set forth herein) for taking any corporate actions.

         4.   Certain Restrictions.

                  A. Whenever quarterly dividends or other dividends or distributions payable on the Series 1992 Preferred Stock as provided in the
Section 2 hereof are in arrears, thereafter until all accrued and unpaid dividends and distributions, whether or not declared, on Series 1992 Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                            [1]  declare  or pay  dividends,  or make any  other
                  distribution on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series 1992 Preferred Stock;

                            [2]  declare  or pay  dividends,  or make any  other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1992 Preferred Stock, except dividends paid ratably on the Series 1992 Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amount to which the holders of all such shares are then entitled;

                            [3] redeem or  purchase  or  otherwise  acquire  for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series 1992 Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of stock of the corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series 1992 Preferred Stock; or

                  B. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph A of this section 4, purchase or otherwise acquire such shares at such time and in such a manner.

         5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1992 Preferred Stock unless, prior thereto, the holders of Series 1992 Preferred Stock shall have received the greater of (1) $12 per share or (2) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Shares or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1992 Preferred Stock, except distributions made ratably on the Series 1992 Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution or winding up declared, on Series 1992 Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                            [1] declare or pay dividends, or make any other distribution on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1992 Preferred Stock;

                            [2] declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1992 Preferred Stock, except dividends paid ratably on the Series 1992 Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amount to which the holders of all such shares are then entitled;

                            [3] redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1992 Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of stock of the corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series 1992 Preferred Stock; or

         6. Consolidation. Merger. Exchange. etc. In case the corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series 1992 Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is exchanged or changed.

         7. No Redemption. Except as otherwise provided in Section 6, the Series 1992 Preferred Stock shall not be redeemable.


         8. Rank. The Series 1992 Preferred Stock shall rank junior in terms of dividends and liquidation, dissolution and winding up rights to any Class A Preferred Stock and to all other series of the corporation's Preferred Stock hereinafter issued unless the terms of such series shall provide otherwise.

         9. Fractional Shares. The corporation shall not be required to issue fractional shares of the Series 1992 Preferred Stock and in lieu of fractional shares, the corporation shall pay an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock.

                  IN WITNESS WHEREOF, I have executed this Certificate of Designation, this the 20th day of January, 1992.
--------------------------------------------------------------------------------
                          David A. Blackburn, Secretary




                                    EXHIBIT B

                            Form of Right Certificate

Certificate No.___                                      ___________ Rights



         NOT EXERCISABLE AFTER JANUARY 20, 2002, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER WHOLE RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS AN ACQUIRING PERSON OR AN ADVERSE PERSON, OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR ADVERSE PERSON. ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF THE RIGHTS AGREEMENT; PROVIDED, HOWEVER, THAT A HOLDER OF A RIGHT WHICH HAS BECOME NULL AND VOID WILL HAVE THE RIGHT, AT ANY TIME PRIOR TO THE EXPIRATION DATE, SUBJECT TO THE PROVISIONS OF THE RIGHTS AGREEMENT, TO REQUIRE THE COMPANY TO REPURCHASE SUCH RIGHT AT A PURCHASE PRICE EQUAL TO $.01 PER WHOLE RIGHT.]i







                                RIGHT CERTIFICATE
                          TRANS FINANCIAL BANCORP, INC.

         This  certifies  that  ________________________________,  or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of January 20, 1992 (the "Rights
--------------------------------------------
          ' The portion of the legend in brackets shall be inserted only if Right Certificate was held or transferred by an Acquiring Person or Adverse Person.


 Agreement"), between Trans Financial Bancorp, Inc., a Kentucky corporation (the "Company") and Manufacturers Hanover, 450 W. 33rd Street, 15th Floor, New York, New York 10001, a state chartered bank and trust company, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., Eastern Standard Time on January 20, 2002 (the "Expiration Date"), at the principal corporate trust office of the Rights Agent, or its successors as Rights Agent, in [City, State], one one hundredth of a fully paid, non-assessable share of preferred stock, without par value, of the Company (the "Preferred Stock"), upon presentation and surrender of this Right Certificate with the Form of election to Purchase duly executed. The exercise price with respect to each whole Right shall be $45 (the "Exercise Price").
                  The number and kind of shares of which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the number and kind of shares as of January 20, 1992. As provided in the Rights Agreement, the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
                  If the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of the Distribution Date or the Share Acquisition Date (as such terms are defined in the Rights Agreement) beneficially owned by an Acquiring Person or an Adverse Person, or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement), such Rights shall become null and void at any time on or after the earlier of [i] the Share Acquisition Date or [ii] the occurrence of a Triggering Event (as defined in the Rights Agreement) and the holder of any such Right (including any holder who acquired such Right after [i] the Share Acquisition Date or [ii] the occurrence of a Triggering Event) shall not have any right to exercise any such Right on or after [i] the Share Acquisition Date or [ii] the occurrence of a Triggering Event; provided, however, that such holder will have the right at any time prior to the Expiration Date, subject to the provisions of the Rights Agreement, to require the Company to repurchase any such Right at a purchase price equal to $.01 per whole Right.
                  This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and reference to the Rights Agreement is hereby made for a full description of rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above mentioned office of the Rights Agent and are also available from the Company upon written request.
                  This Right Certificate, with or without other Right Certificates, upon surrender at the above mentioned office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.01 per whole Right at any time prior to the earliest of [i] the Close of Business on the tenth Business Day following the Share Acquisition Date, [ii1 an occurrence of a Triggering Event or [iii] the Expiration Date.
                  The Company is not required to issue fractional shares of Preferred Stock upon the exercise of any Rights evidenced hereby. In lieu of issuing fractional shares, the Company will make a cash payment as provided in the Rights Agreement.
                  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed or confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.
                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been counter signed by the Rights Agent.
                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of [Distribution Date].

                          TRANS FINANCIAL BANCORP, INC.

                                                     By
                                                     [Name]
                                                     [Title]

                                Attest:
-----------------------------------------------------
 [Name]
 [Title]

 Countersigned:

 [NAME OF RIGHTS AGENT],

By
-----------------------------------------------------
    Authorized Signature




                                          [On Reverse Side of Right Certificate]

FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the
                                                           Rights
                                         represented by this Right Certificate.)

              FOR VALUE RECEIVED _______________________________,  hereby sells, assigns and transfers unto (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within named Company, with full power of substitution.

Dated
______________________, 19___                        ___________________________
                                                                     Signature


Signature Guaranteed:


                                   Certificate

                  Signature Guarantee

                  The undersigned hereby certifies by checking the appropriate boxes that:

         1. this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person, or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined in to the Rights Agreement);

         2. after due inquiry and to the best knowledge of the under signed, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Adverse Person, or an Affiliate or Associate of an Acquiring Person or Adverse Person.


Dated
______________________, 19___                        ___________________________

Signature Guaranteed:



                                          NOTICE

                    The signature on the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                          [On Reverse Side of Right Certificate]

FORM OF ELECTION TO PURCHASE
(To be executed by the registered holder if such holder desires to exercise the Rights represented by this Right Certificate.)

To the Rights Agent:

              The undersigned hereby irrevocably elects to exercise ___________________ Rights represented by this Right Certificate to purchase the Preferred Stock (or other shares or any cash, debt securities or other property) issuable or payable upon the exercise of such Rights and requests that certificates for such shares (or documents of ownership for such other property) be issued in the name of:

Please insert social security
or other identifying number:        __________________________

(Please print name and address)

                  If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:        __________________________

(Please print name and address)

Date _______________________, 19___

------------------                               ------------------------------
__________________                                            Signature

Signature Guaranteed:


                                   Certificate

                  The undersigned hereby certifies by checking the appropriate boxes that:

         1. this Right Certificate [ ] is [ ] is not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person, or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined in to the Rights Agreement);

         2. after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Adverse Person, or any Affiliate or Associate of an Acquiring Person or Adverse Person.

Dated _________________, 19____             ____________________________________
__________________                                   Signature


Signature Guaranteed:

                                                    NOTICE

                  The signature on the foregoing Form of Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


                SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK OF
                          TRANS FINANCIAL BANCORP, INC.

                  On January 20, 1992, the Board of Directors of Trans Financial Bancorp, Inc. (the "Company") declared a dividend of one Right for each outstanding share of Common Stock, no par value per share, of the Company (the "Common Shares"). The distribution is payable on February 6, 1992, to the holders of record of Common Shares on January 30, 1992. Each Right, when and if it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one hundredth of a share of Class B Preferred Stock, Series 1992 of the Company ("Preferred Stock"), subject to adjustment, having the rights and preferences set forth in the form of Certificate of Designation attached to the Rights Agreement dated as of January 20, 1992 (the "Rights Agreement") between the Company and Manufacturers Hanover as Rights Agent (the "Rights Agent").
                  Until the Distribution Date, the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates, as defined below) and not by separate Right Certificates. Therefore, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.
                  The "Distribution Date" is defined as the earlier of [i] the tenth business day after the first date of the public disclosure by the Board of Directors of the Company or an Acquiring Person (as hereafter defined) that a person or group (including any affiliate or associate of such person or group) acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (such person or group being called an "Acquiring Person") or [ii] the tenth business day after the Disinterested Directors of the Company (as defined in the Rights Agreement) determine that a shareholder's beneficial ownership, such beneficial ownership being not less than 10% of the Common Shares of the Company, has a detrimental effect on the Company or its Shareholders (such person or group being called an "Adverse Person") (such dates provided in [i] or [ii] above being called the "Share Acquisition Date") or [iii] the tenth business day after the first public disclosure by the Board of Directors of the Company of the commencement of, or intent to commence, a tender or exchange offer for 25% or more of the outstanding Common Shares.
                  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.
                  The Rights are not exercisable until the Distribution Date and will expire on January 20, 2002 (the "Expiration Date"), unless earlier redeemed by the Company as described below.
                     The number of shares of Preferred Stock issuable upon exercise of the Rights is subject to adjustment from time to time in the event of [i] a subdivision, combination or reclassification of the Preferred Stock, [ii] the issuance of certain rights, options or warrants to holders of Common Shares or Equivalent Shares (as defined in the Rights Agreement) to subscribe for or purchase Common Shares or Equivalent Shares at a price per share less than the market value of such Common Shares or Equivalent Shares, or [iii] the distribution to holders of Common Shares or Equivalent Shares, of cash (excluding regular periodic cash dividends at a rate not in excess of 150% of the rate of the last regular cash dividend theretofore paid) or evidence of indebtedness, assets or securities or subscription rights, options or warrants (other than those referred to above). The number of Rights associated with each Common Share is subject to adjustment in the event of the declaration of a stock dividend payable in Common Shares or a subdivision, combination or reclassification of, the Common Shares.
                  The Company shall not issue fractional shares, and in lieu of fractional shares, the Company shall make a cash payment based on the market price of such shares on the trading date immediately prior to the date of exercise.
                  The number and kind of stock issuable upon exercise of the Rights is also subject to adjustment. Such an adjustment will occur upon the occurrence of any of the following events: (a) if the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing more than 50% of its earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions), to a publicly traded corporation, and such transaction is not approved by two thirds of the Disinterested Directors of the Company, the Rights will entitle each holder of a Right to purchase, for the Exercise Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Exercise Price; and (b) if the Company is acquired in a merger or other business combination or 50% or more of the assets or assets representing more than 50% of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more related transactions) to an entity that is not a publicly traded corporation, the Rights will entitle each holder of a Right to purchase, for the Exercise Price, at such holder's option, [i] that number of common shares of such entity (or, at the holder's option, of the surviving corporation in such acquisition) which would have a book value of twice the Exercise Price or [ii] if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which would have a market value of twice the Exercise Price.
                     A "Triggering Event" is defined as the occurrence of any of the following events after the Distribution Date: [i] without the approval of at least two thirds of the Disinterested Directors, a person or group, alone or together with all affiliates and associates of such person, shall become the beneficial owner of 15% or more of the Common Shares then outstanding; or [ii] a person is declared an Adverse Person. At any time on or after the earlier of [i] the Share Acquisition Date or [ii] the occurrence of a Triggering Event, the Rights will entitle each holder of a Right to purchase, for the Exercise Price, that number of Preferred Stock which at the time of the transaction would have a market value of twice the Exercise Price.
                  Any rights that are or were, at any time on or after the earlier of the Distribution Date or the Share Acquisition Date, beneficially owned by an Acquiring Person or Adverse Person (or any affiliate or associate of such Person) will become null and void at any time on or after the earlier of [i] the Share Acquisition Date or [ii] the occurrence of a Triggering Event, and any holder of any such Right (including any holder who acquired such Right subsequent to [A] the Share Acquisition Date or [BJ a Triggering Event) will be unable to exercise any such Right on or after the earlier of [x] the Share Acquisition Date or [y] the occurrence of a Triggering Event, provided, however, that such holder of a Right that has become null and void will have the right, at any time prior to the Expiration Date, subject to the provisions of the Rights Agreement, to require the Company to repurchase such Right at a purchase price equal to $.01 per whole Right.
                     At any time prior to the earliest of [i] the close of business on the tenth business day following the Share Acquisition Date, [ii] the occurrence of a Triggering Event, or [iii] the Expiration date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per whole Right (the "Redemption Price"); however, immediately upon the date that an Acquiring Person becomes an Acquiring Person or an Adverse Person becomes an Adverse Person, and thereafter until the earliest of [i] the close of business on the tenth business day following the Share Acquisition Date, [ii] the occurrence of a Triggering Event, or [iii] the Expiration Date, the Rights may be redeemed only if a majority of the Disinterested Directors then in office determine that such redemption is, in their judgment, in the best interests of the Company and its stockholders.
                  Upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof, and upon such election, the right to exercise the Rights will immediately terminate and the only right of the holders of Rights will be to receive the Redemption Price.
                  At any time after any person or group becomes an Acquiring Person or Adverse Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group, which will have become null and void), in whole or in part, at an exchange ratio of one one hundredth of a share of Preferred Stock per Right (subject to adjustment).
                  The Board of Directors and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.
                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company including without limitation the right to vote or to receive dividends.
                  At any time prior to the Distribution Date the Company may, without the approval of any holder of the Rights, supplement, amend or extend any provision of the Rights Agreement (including the date on which the Distribution Date shall occur) except that no supplement, amendment or extension shall be made which reduces the Redemption Price or provides for an earlier Expiration Date. Prior to the time any person or group becomes an Acquiring Person, the Board of Directors of the Company may amend the Rights Agreement to lower the thresholds for an Acquiring Person and the Triggering Event from the 15% to not less than the greater of [i] the sum of .01% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group, and [ii] 10%. However, at any time when there shall be an Acquiring Person or Adverse Person, the Rights Agreement may be supplemented or amended only if a majority of the Disinterested Directors then in office determine that such supplement or amendment is in the best interest of the Company and its stockholders.
                  A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8 A. A copy of the Rights Agreement is available free of charge from the Company upon written request. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.


PRESS RELEASE

Adoption of Shareholder Rights Plan
                     Bowling Green, Kentucky -- Trans Financial Bancorp, Inc.
announced today that its Board of Directors approved a Shareholders Rights Plan in which a preferred stock purchase right will be distributed as a dividend on each share of the company's common stock outstanding as of January 30, 1992.
                  "The Rights Plan is intended to discourage coercive takeover tactics that may not be in the best interests of the company and its stockholders," said Douglas M. Lester, President of Trans Financial Bancorp, Inc. "It also is intended to increase the likelihood that all stockholders will receive a fair price that reflects the full value of the company in the event of a takeover. Although the Rights Plan does not prevent a takeover event, it will strongly encourage potential acquirers to negotiate with the board prior to attempting a takeover and should give the board increased leverage in negotiating the terms of any business combination that may occur."
                  Lester stated that the company is not aware of any present takeover attempt at this time. Initially, the rights are not exercisable and are not detachable from the common stock, and they do not give any immediate value to stockholders. The rights can be exercised and will trade separately from the common stock ten days after any person or group acquires 15% or more of the company's outstanding common stock, or the disinterested directors designate a person or group with greater than 10%
ownership as being adverse to the company, or a person or group announces a tender offer for 25% or more of the company's outstanding common stock.
                  After the rights become exercisable, they could become valuable. If 15% or more of the company's outstanding common stock is acquired by an outside party, or the disinterested directors designate a person or group with greater than 10% ownership as being adverse to the company, holders of the rights can purchase preferred stock of Trans Financial Bancorp, Inc. at 50% of its then market price. If the company is a party to a merger or other business combination, holders of the rights can purchase stock of the acquiring company at 50% of its then market price.
                  The rights will expire on January 20, 2002, unless earlier redeemed by the company. The distribution of rights will be made on each share of common stock outstanding on January 30, 1992, and on each addition al share of common stock sold by Trans Financial Bancorp, Inc. after the date and prior to the date on which the rights trade separately as described above. Until the right is exercised, the holder will receive no additional voting stock. The rights distribution will not dilute the stockholder's ownership of the company.



                                                       January 20, 1992

Dear Stockholder:
                  Your Board of Directors has adopted a Shareholders Rights Plan (the "Rights Plan"). Under the Rights Plan, Rights to purchase one one hundredth of a share of Series 1992 Preferred Stock of Trans Financial Bancorp, Inc. (the "Company") will be distributed as a dividend at the rate of one Right for each share of the Company's Common Stock. A summary of the terms of the Rights Plan is included with this letter.

                  Initially, the Rights are not exercisable and are not detachable from the Company's Common Stock, and they do not give any immediate value to stockholders. No certificates representing the Rights will be issued at this time.
Instead, the Rights will be evidenced by the Common Stock certificate.

                 The Rights will become exercisable 10 business days after (1) any person or group acquires 15% or more of the Company's outstanding Common Stock, (2) the Disinterested Directors designate a person or group with greater than 10% ownership as being adverse to the Company or (3) any person or group announces a tender offer for 25% or more of the Company's outstanding Common Stock. Thereafter, the Rights will trade separately from the Company's Common Stock, and separate certificates representing the Rights will be issued.

                  After the Rights become exercisable, they could become valuable. If any person or group acquires 15% or more of the Common Stock or the Disinterested Directors designate a person or group with greater than 10% ownership as having an adverse impact on the Company, the holders of Rights can purchase preferred stock of Trans Financial Bancorp, Inc. at 50% of its then market price. If the Company is a party to a merger or other business combination, holders of Rights can purchase stock of the acquiring company at 50% of its market value price. The Rights will expire on January 20, 2002 unless exercised or redeemed by the Company.

                  The Rights Plan contains provisions that are intended to protect stockholders from abusive takeover tactics that may be used by an acquirer which the Board believes are not in the best interest of the stockholders. Examples of abusive takeover tactics include a gradual accumulation of shares in the open market or a partial or two tier tender offer that does not treat all stockholders equally or other acquisition attempts which may unfairly pressure stockholders by coercing them to relinquish their investment, thereby depriving them of the full value of their shares. The Rights Plan increases the Board's ability to represent effectively the interests of the stockholders in the event of an unfair acquisition proposal. While the Board is not aware of any specific effort to acquire control of the Company, it believes these Rights represent a sound and reasonable means of safeguarding your interests as stockholders.

                  The Rights are not intended to prevent a takeover of the Company and will not do so. However, they should discourage any effort to acquire the Company in a manner or on terms not approved by the Board. The Rights are designed to deal with serious problems of a potential acquirer using coercive tactics to deprive the Company's Board and the stockholders of any real opportunity to determine the future of the Company and to realize the full value of the stockholders' investment in the Company.

                  The distribution of Rights will not in any way alter the financial strength of the Company or interfere with its business plans. The distribution will not change the way in which you currently trade the Company's shares and will not be dilutive or affect purported earnings per shares. While the distribution of rights will not be taxable either to you or to the Company, stockholders may, depending on their individual circumstances, recognize taxable income should the rights become exercisable. As explained in further detail in the summary of the Rights, the Rights will become exercisable if and only if a problem arises for which the Rights were created.

                  A  large  number  of  companies,   including   many  financial
institutions, have issued Rights similar to those adopted by the Board. The Board is aware that some investors feel that Rights of the sort we are issuing deter legitimate acquisition proposals. The Board carefully considered that position and concluded that it does not justify denying stockholders the protection which the Rights afford against abusive takeover tactics. In declaring the Rights dividend the Board has expressed its confidence in the future of Trans Financial Bancorp, Inc., and its determination that stockholders be given every opportunity to participate fully in that future.

                                                     Sincerely,